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MEASUREMENT SPECIALTIES, INC.
June 30, 1996

EXHIBIT 11 -- STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                  For the three months
                                                      ended June 30,
                                                    1996         1995
                                                  ---------   ----------
Primary net income (loss) per common share:

     Weighted average common shares
       outstanding                                3,531,987    3,524,113
     Net effect of dilutive common equivalent
       shares based on the treasury stock method
       using average market price                                171,232
                                                  ---------    ---------
     Total                                        3,531,987    3,695,345
                                                  ---------    ---------
Net income (loss)                                 ($212,168)     $13,531
                                                  ---------    ---------
Primary net income (loss) per common share           ($0.06)       $0.00

Fully diluted net income (loss) per common share:

     Weighted average common shares outstanding 3,531,987 3,524,113 Net effect of dilutive common equivalent shares based on the treasury stock method
       using period-end market price, if higher
       than average market price                                 171,232
                                                  ---------    ---------
     Total                                        3,531,987    3,695,345
                                                  ---------    ---------
Net income (loss)                                 ($212,168)     $13,531
                                                  ---------    ---------
Fully diluted net income (loss) per
  common share (a)                                   ($0.06)       $0.00

(a) Improvements of earnings per common share computed on the fully diluted basis have not been taken into account
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